As filed with the Securities and Exchange Commission on January 13, 1998
                                                 Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------
                           IRON MOUNTAIN INCORPORATED
             (Exact name of registrant as specified in its charter)

    Delaware                         4226                        04-3107342
(State or other         (primary standard Industrial         (I.R.S. Employer
jurisdiction of         classification code number)      Identification Number)
incorporation or
organization)
                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
                                 (617) 357-4455
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ---------------------
                                C. Richard Reese
         Chairman of the Board of Directors and Chief Executive Officer
                           Iron Mountain Incorporated
                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
                                 (617) 357-4455
      (Name, address, including zip code, telephone number, including area code, of agent for service)
                              ---------------------
                                    Copy to:
                           Susan Forest Barrett, Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                              ---------------------
         Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by the Registrant.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration
statement for the same offering. |_| _____________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                             -----------------------

                                                      CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                        Proposed Maximum    Proposed Maximum
                                                       Amount to         Offering Price    Aggregate Offering         Amount of
Title of Each Class of Securities to be Registered(1) be Registered      Per Unit(2)(3)        Price(4)(5)       Registration Fee(4)
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities (6)  ...........................
Guarantees of the Debt Securities  .............
Preferred Stock, par value $.01 per share ......
Depositary Shares Representing Preferred Stock..
Common Stock, par value $.01 per share  ........
Warrants........................................
Total                                             $      350,000,000                      $      350,000,000    $     103,250 (8)
====================================================================================================================================
                                                                                                            (Footnotes on next page)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


(1)      The Debt  Securities,  Guarantees,  Preferred  Stock,  Depositary  Shares,  Common Stock and/or Warrants covered hereby are collectively referred to as the "Offered  Securities".  The Offered Securities registered hereunder may be sold separately, together  or as units with  other  Offered  Securities  registered  hereunder.  Subject to  Footnote  (4),  there are being registered  hereunder  an  indeterminate  principal  amount of Offered  Securities  as may be sold from time to time by the
         Registrant.  This  Registration  Statement  also  covers  contracts  that may be issued by the  Registrant  under which the counterparty may be required to purchase Offered Securities. Such contracts would be issued with Offered Securities.  There are also being  registered  hereunder an  indeterminate  principal  amount of Offered  Securities  as may be issuable  upon conversion or exchange of Debt  Securities,  Preferred  Stock or Warrants or pursuant to antidilution  provisions  thereof.
         There are also being  registered an  indeterminate  principal amount of Guarantees of the Debt Securities by the Guarantors
         (as defined herein).

(2)      In U.S.  dollars or the equivalent  thereof in one or more foreign  currencies or currency  units or composite  currencies, including the European Currency Unit.

(3)      The proposed  maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4)      Estimated  solely for the  purpose of  calculating  the  registration  fee  pursuant to Rule  457(o).  In no event will the aggregate initial offering price of the Offered Securities issued under this Registration  Statement exceed $350,000,000 or the equivalent thereof in one or more foreign or composite currencies.

(5)      No separate  consideration  will be received  for (i) the  Guarantees,  (ii) Debt  Securities,  Guarantees,  Common  Stock,
         Preferred  Stock or Depositary  Shares that are issued upon  conversion of Debt  Securities,  Preferred Stock or Depositary
         Shares or (iii) Debt  Securities,  Guarantees,  Common Stock,  Preferred  Stock or  Depositary  Shares that are issued upon exercise of Warrants registered hereby.

(6)      If any such Debt  Securities  are issued at an original  issue  discount,  then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $350,000,000.

(7)      The aggregate  amount of Common Stock  registered  hereunder is limited to that which is  permissible  under Rule 415(a)(4)
         under the Securities Act of 1933, as amended.

(8)      Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              Subject to Completion
                  Preliminary Prospectus Dated January 13, 1998
PROSPECTUS
                                  $350,000,000
                           Iron Mountain Incorporated
              Debt Securities, Preferred Stock, Depositary Shares,
                            Common Stock and Warrants
                             ----------------------
     Iron Mountain Incorporated (the "Company" or "Iron Mountain") may from time to time offer in one or more series (i) its debt securities (the "Debt Securities"), (ii) its shares of preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) fractional shares of the Preferred Stock (the "Depositary Shares"), (iv) its shares of common stock, par value $.01 per share (the "Common Stock"), or (v) warrants to purchase any of the above securities (the "Warrants"), with an aggregate public offering price of up to $350,000,000 on terms to be determined at the time of offering. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

     In connection with the Debt Securities, substantially all of the present and future subsidiaries of Iron Mountain (the "Guarantors") may, on a joint and several basis, offer full and unconditional guarantees ("Guarantees") of Iron Mountain's obligations under the Debt Securities. The Debt Securities, Guarantees, Preferred Stock, Depository Shares, Common Stock and Warrants are collectively referred to as the "Offered Securities."

     The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Company or repayment at the option of the holder, terms for sinking fund payments, terms for conversion into Preferred Stock, Depositary Shares or Common Stock, terms of subordination to other indebtedness of the Company, terms of related Guarantees (if any), terms of security or pledge of assets (if any), and any original issue discount and any initial public offering price; (ii) in the case of Preferred
Stock, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; (iii) in the case of Depositary Shares, the fractional shares of Preferred Stock represented by each Depositary Share, (iv) in the case of Common Stock, any offering price; and (v) in the case of Warrants, the securities to which they relate, duration, offering price, exercise price and detachability.

     The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement. Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in the accompanying Prospectus Supplement.

     The Common Stock is traded on the Nasdaq National Market System under the symbol "IMTN." Application will be made to list any shares of Common Stock sold pursuant to a Prospectus Supplement on the Nasdaq National Market System, subject to official notice of issuance. Iron Mountain has not yet determined whether any of the Debt Securities, Preferred Stock or Depository Shares offered hereby will be listed on any exchange or over-the-counter market. If Iron Mountain decides to seek listing of any such Offered Securities, the Prospectus Supplement relating thereto will disclose such exchange or market.
                             ----------------------
     See "RISK FACTORS" at page 1 for certain information that should be considered by prospective investors.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
        MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------
     The Offered Securities may be offered directly, through agents designated from time to time by the Company or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered
Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Offered Securities.
                             ----------------------


               The date of this Prospectus is _____________, 1998.

                                      (ii)

     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriters, agents or dealers. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company and its subsidiaries since the date hereof or the information contained or incorporated by reference herein is correct at any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a registration statement on Form S-3 (together with all exhibits, schedules and amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. Statements in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information concerning the Company and the Offered Securities, reference is made to the Registration Statement. Copies of the Registration Statement may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the prescribed fee.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission can be inspected and copies obtained at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The address of the site is http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of Nasdaq operations, 1735 K Street N.W., Washington, D.C. 20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by Iron Mountain with the Commission (file no. 0-27584) pursuant to the Exchange Act, are hereby incorporated in this Prospectus and specifically made a part hereof by reference: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Annual Report"), (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, (iii) Current Reports on Form 8-K dated June 25, 1997 (as amended August 26, 1997), October 1, 1997, October 16, 1997 (as amended November 10, 1997), October 30, 1997, November 25, 1997 and January 13, 1998 and (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated January 18, 1996. In addition, the financial information contained in Iron Mountain's Registration Statements on Form S-4 (i) file no. 333-24635, filed with the Commission on April 4, 1997, as amended on May 7, 1997 and May 13, 1997, as made effective by the Commission on May 14, 1997, and (ii) file no. 333-41715,

                                      (iii)
filed with the Commission on December 8, 1997, as made effective by the Commission on December 11, 1997 is incorporated herein by reference. All documents filed by Iron Mountain pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement and subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the respective dates of filing of any such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement), or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be made to the Company at its principal executive offices, 745 Atlantic Avenue, Boston, Massachusetts 02111,
Attention: John F. Kenny, Jr., Executive Vice President and Chief Financial Officer.

                                      (iv)

                                  RISK FACTORS

     Investors should carefully consider the following risk factors, in addition to the other information contained in this Prospectus and any Prospectus Supplement, before purchasing any of the Offered Securities. This Prospectus sets forth or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act, such as those regarding the goals, beliefs, plans or current expectations of the Company and its management and other statements contained in this Prospectus regarding matters that are not historical facts. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors set forth below and the matters set forth or incorporated by reference in this Prospectus generally and any Prospectus Supplement. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect unanticipated events.

Risks Associated with Acquisition Strategy

     Iron Mountain has pursued and intends to continue to pursue acquisitions of records management and related service businesses as a key component of its growth strategy. Certain risks are inherent in an acquisition strategy, such as increasing leverage and debt service requirements and combining disparate company cultures and facilities, which could adversely affect Iron Mountain's operating results. The success of any completed acquisition will depend in part on Iron Mountain's ability to integrate effectively the acquired businesses into Iron Mountain. The process of integrating such acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of management's attention and Iron Mountain's financial and other resources. No assurance can be given that additional suitable acquisition candidates will be identified, financed and purchased on acceptable terms, or that recent acquisitions or future acquisitions, if completed, will be successful.

     In September, 1997 Iron Mountain amended and restated its bank facility, dated as of September 30, 1996 among Iron Mountain, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent (the "Credit Agreement"). Under the terms of the Credit Agreement, acquisitions by Iron Mountain involving in excess of (i) $65 million (other than the acquisition of Arcus Group, Inc. (the "Arcus Acquisition") and the acquisition of HIMSCORP, Inc. ("HIMSCORP")) for any one acquisition and (ii) $150 million in the aggregate or $100 million in cash for 1998 or any subsequent year require the approval of lenders holding 51% or more of the commitments under the Credit Agreement. No assurance can be given that the lenders will consent to any acquisitions that Iron Mountain proposes to make in excess of such limits.

     The size, timing and integration of possible future acquisitions may cause substantial fluctuations in operating results from quarter to quarter. As a result, operating results for any quarter may not be indicative of the results that may be achieved for any subsequent fiscal quarter or for a full fiscal year.

Competition; Alternative Technologies

     Iron Mountain has one or more competitors in all geographic areas where it operates. Iron Mountain believes that competition for customers is based on price, reputation for reliability, quality of service and scope and scale of technology, and believes that it generally competes effectively based on these factors. As a result of this competition, the records management industry has for the past several years experienced downward pricing pressures. While Iron Mountain believes that this pricing climate is stabilizing, there can be no assurance that prices will not decline further, as competitors seek to gain or preserve market share. Should a further downward trend in pricing occur or continue for an extended period of time, it could have a material adverse effect on Iron Mountain's results of operations. Iron Mountain also competes for acquisition candidates. Some of Iron Mountain's competitors may possess greater financial and other resources than Iron Mountain. If any such competitor were to devote additional resources to the records management business and such acquisition candidates or to focus its strategy on Iron Mountain's markets, Iron Mountain's results of operations could be adversely affected. In addition, Iron Mountain faces competition from the internal document handling capability of its current and potential customers. There can be no assurance that these organizations will outsource more of their document management needs or that they will not bring in-house some or all of the functions they currently outsource.

     The substantial majority of Iron Mountain's revenues have been derived from the storage of paper documents and from related services. Such storage requires significant physical space. Alternative technologies for generating, capturing, managing, transmitting and storing information have been developed, many of which require significantly less space than paper. Such technologies include computer media, microforms, audio/video tape, film, CD-ROM and optical disk. None of these technologies has replaced paper as the principal means for storing information. However, there can be no assurance that one or more non-paper-based technologies (whether now existing or developed in the future) may not in the future reduce or supplant the use of paper as a preferred medium, which could in turn adversely affect Iron Mountain's business.

Financial Leverage; Debt Service Requirements

      Iron Mountain is highly leveraged due to the substantial indebtedness it has incurred primarily to finance acquisitions and expand its operations. Iron Mountain expects to continue to borrow under the Credit Agreement and possible future credit arrangements in order to finance possible future acquisitions and for general corporate purposes.

     The ability of Iron Mountain to repay its indebtedness depends upon future operating performance, which is subject to the success of Iron Mountain's business strategy, prevailing economic conditions, levels of interest rates and financial, business and other factors, many of which are beyond Iron Mountain's control. The debt service obligations of Iron Mountain could have important consequences, including the following: (i) the ability of Iron Mountain to obtain additional financing for future working capital needs or for possible future acquisitions or other purposes may be limited; (ii) a substantial portion of Iron Mountain's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing funds available for other purposes; (iii) Iron Mountain may be more vulnerable to adverse economic conditions than some of its competitors and thus may be limited in its ability to withstand competitive pressures; and (iv) Iron Mountain may be more highly leveraged than certain of its competitors, which may place it at a competitive disadvantage.

     A substantial portion of Iron Mountain's cash flow from operations is required for debt service. Management believes that cash flow from operations in conjunction with borrowings from existing and possible future credit facilities will be sufficient for the foreseeable future to meet debt service requirements and to make possible future acquisitions and capital expenditures. However, there can be no assurance in this regard, and Iron Mountain's leverage could make it vulnerable to a downturn in the operating performance of its subsidiaries, a downturn in economic conditions or, because borrowings under the Credit Agreement bear interest at rates which fluctuate, increases in interest rates on borrowings under the Credit Agreement. If such cash flow were not sufficient to meet such debt service requirements or payments of principal, Iron Mountain could be required to sell additional equity securities, refinance its obligations or dispose of assets in order to make such scheduled payments. There can be no assurance that Iron Mountain would be able to effect any of such transactions or do so on favorable terms.

Casualty

     Iron Mountain currently maintains and intends to continue to maintain, to the extent such insurance is available on commercially reasonable terms, comprehensive liability, fire, flood and earthquake (where appropriate) and extended coverage insurance with respect to the properties that it now owns or leases or that it may in the future own or lease, with customary limits and deductibles. Certain types of loss, however, may not be fully insurable on a cost-effective basis, such as losses from earthquakes, or may be altogether uninsurable, such as losses from riots. Iron Mountain has in the past suffered damages and losses from an earthquake and a riot in California, which damages and losses were substantially covered by insurance. In March 1997, Iron Mountain experienced three fires, all of which authorities have determined were caused by arson and which resulted in extensive damage to one and destruction of the Company's other records management facility in South Brunswick Township, New Jersey. Iron

Mountain has filed several insurance claims related to the South Brunswick fires, including a significant claim under its business interruption insurance policy. Some of the Company's customers or their insurance carriers have asserted claims or filed lawsuits as a consequence of the destruction of or damage to their records due to the fires. The Company is a defendant in three such lawsuits. The outcome of these claims and proceedings cannot be predicted. Based on its present assessment of the situation, after consultation with legal counsel, management does not believe that the outcome of these claims and lawsuits will have a material adverse effect on Iron Mountain's financial condition or results of operations, although there can be no assurance in this regard.

     In the future, should uninsured losses or damages occur, Iron Mountain could lose both its investment in and anticipated profits and cash flow from the affected property and may continue to be obligated on any leasehold obligations, mortgage indebtedness or other obligations related to such property. As a result, any such loss could materially adversely affect Iron Mountain.

History of Losses; EBITDA Objective

     Iron Mountain has a history of experiencing net losses applicable to common stockholders. Such net losses are attributable in part to significant non-cash charges associated with Iron Mountain's pursuit of its growth strategy, namely,
(i) depreciation and amortization expenses associated with expansion of Iron Mountain's storage capacity and (ii) goodwill amortization associated with acquisitions accounted for under the purchase method. In addition, net income applicable to common stockholders has been negatively affected by a charge for accretion of a redeemable put warrant and, in 1996, by an extraordinary charge related to the early retirement of debt. The put warrant was redeemed in February 1996, upon completion of Iron Mountain's initial public offering.

     Iron Mountain's primary financial objective is to increase its earnings before interest, taxes, depreciation, amortization and extraordinary items ("EBITDA"), which is a source of funds to service indebtedness and for investment in continued internal growth and growth through acquisitions, and not net income and net income applicable to common stockholders. Iron Mountain has benefited from growth in EBITDA, while net losses applicable to common stockholders have increased over such period. Based on its experience in the records management industry, Iron Mountain believes that EBITDA is an important tool for measuring the performance of records management companies (including potential acquisition targets) in several areas, such as liquidity, operating performance and leverage. In addition, lenders use EBITDA as a criterion in evaluating records management companies, and Iron Mountain's financing agreements contain covenants in which EBITDA is used as a measure of financial performance. Other measures of Iron Mountain's financial performance, such as net income and net income applicable to common stockholders, have been negatively affected by pursuit of Iron Mountain's objective to increase EBITDA and may be negatively affected in the future. In addition, execution of Iron Mountain's growth strategy could result in future net losses due to increased interest expense associated with borrowings under the Credit Agreement and possible future credit arrangements and increased depreciation and amortization expenses.

Anti-Takeover Effect of Certain Provisions of Iron Mountain's Certificate of Incorporation, By-Laws and the Notes Indentures

     Certain provisions of Iron Mountain's Amended and Restated Certificate of Incorporation (the "Restated Certificate") and Iron Mountain's By-Laws (the "By-Laws") could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of the outstanding capital stock of Iron Mountain and could make it more difficult to consummate certain types of transactions involving an actual or potential change in control of Iron Mountain, such as a merger, tender offer or proxy contest. The Restated Certificate also provides for three classes of Directors, as equal in number as possible, to be elected on a staggered basis (one class per year). As a result of such a provision, it would generally require at least two elections of the Iron Mountain Board to replace a majority of the members of the Iron Mountain Board, thereby enabling existing management to exercise significant control over Iron Mountain's affairs during such period. Pursuant to the Restated Certificate, shares of Preferred Stock may be issued in the future without further stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences (including the right to vote and the right to convert into Common

Stock), as the Iron Mountain Board may determine. Pursuant to the By-Laws, approximately 4 million shares of Common Stock that were issued by the Company in five acquisitions are subject to restrictions on transfer for varying periods of time, all of which expire by January 1999. A significant portion of such shares are held by affiliates.

     Iron Mountain currently has outstanding $165,000,000 in aggregate principal amount of 10 1/8% Senior Subordinated Notes due 2006 issued in October 1996 (the "1996 Notes") and $250,000,000 in aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2009 issued in October 1997 (the "1997 Notes," and collectively with the 1996 Notes, the "Senior Subordinated Notes"). Under certain circumstances relating to a change of control of Iron Mountain (a "Change of Control") as set forth in the indentures for the Senior Subordinated Notes (the "Notes Indentures"), Iron Mountain will be required to make an offer to purchase all of the outstanding Senior Subordinated Notes at a purchase price, in cash, equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. There can be no assurance that Iron Mountain would be able to obtain such funds through a refinancing of the Senior Subordinated Notes to be purchased or otherwise, or that the purchase would be permitted under the Credit Agreement. Also, the requirement that Iron Mountain make an offer to purchase all of the Senior Subordinated Notes then outstanding in the event of a Change of Control may have the effect of deterring a third party from effecting a transaction that would constitute a Change of Control.

Control by Principal Stockholders

     The voting power held by certain large stockholders of Iron Mountain may have the effect of discouraging certain types of transactions involving an actual or potential change of control of Iron Mountain, including transactions in which the holders of Common Stock might otherwise receive a premium for their shares over then-current market prices. In addition, as a result of such voting power such stockholders have the ability to significantly affect the election of Directors of Iron Mountain who, in turn, control the management and affairs of Iron Mountain.

Restrictions Imposed by Terms of Indebtedness; Dependence Upon Operations of Subsidiaries

     The Credit Agreement and the Notes Indentures contain covenants restricting or limiting the ability of the Company and its subsidiaries to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other restricted payments; (iii) make asset dispositions; (iv) permit liens; (v) enter into sale and leaseback transactions; (vi) enter into certain mergers; (vii) make certain investments; and (viii) enter into transactions with related persons. This may adversely affect the Company's ability to pursue its acquisition strategy. The Credit Agreement also requires the Company to maintain specific financial ratios and to satisfy certain financial condition tests. The Company's ability to meet those financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. The breach of any of those covenants could result in a default under the Credit Agreement, the Notes Indentures or all of them. In the event of a default under the Credit Agreement or the Notes Indentures, the lenders could seek to declare all amounts outstanding under the Credit Agreement, together with accrued and unpaid interest, if any, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders under the Credit Agreement could proceed against the collateral granted to them to secure that indebtedness. If the indebtedness under the Credit Agreement or the Notes Indentures were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company.

     Substantially all of the tangible assets of the Company are held by, and substantially all of the Company's operating revenues are derived from operations of, the Company's subsidiaries. Therefore, the Company's ability to pay interest and principal when due under the Credit Agreement and the Senior Subordinated Notes is dependent upon the receipt of sufficient funds from such subsidiaries. The Company's obligations under the Credit Agreement and the Senior Subordinated Notes are guaranteed, jointly and severally, by substantially all of the Company's present and future subsidiaries.

Environmental Matters

     As of September 30, 1997, Iron Mountain owned or leased over 150 records management facilities. Under various federal, state and local environmental laws, ordinances and regulations ("Environmental Laws"), an owner of real estate or a lessee conducting operations thereon may become liable for the costs of investigation, removal or remediation of soil and groundwater contaminated by certain hazardous substances or wastes or petroleum products. Certain such laws impose cleanup responsibility and liability without regard to whether the owner or operator of the real estate or operations thereon knew of or was responsible for the contamination, and whether or not operations at the property have been discontinued or title to the property has been transferred. In addition, the presence of such substances, or the failure to properly remediate such property, may adversely affect the current property owner's or operator's ability to sell or rent such property or to borrow using such property as collateral. The owner or operator of contaminated real estate also may be subject to common law claims by third parties based on damages and costs resulting from off-site migration of the contamination.

     Certain Environmental Laws govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws may impose liability for release of ACMs and may enable third parties to seek recovery from owners or operators of real estate for personal injury associated with exposure to such substances. Certain facilities operated by Iron Mountain contain or may contain ACMs. In addition, certain of the properties formerly or currently owned or operated by Iron Mountain were previously used for industrial or other purposes that involved the use or storage of hazardous substances or petroleum products or the generation and disposal of hazardous wastes, and in some instances, included the operation of underground storage tanks ("USTs"). In connection with its former and current ownership or operation of certain properties, Iron Mountain may be potentially liable for environmental costs such as those discussed above. Iron Mountain has from time to time conducted certain environmental investigations and remedial activities at certain of its former and current facilities, but an in-depth environmental review of all properties has not yet been conducted by or on behalf of Iron Mountain.

     Iron Mountain believes it is in substantial compliance with all applicable material Environmental Laws. No assurance can be given that there are, or as a result of possible future acquisitions there will be, no environmental conditions for which Iron Mountain might be liable in the future or that future regulatory action, as well as compliance with future Environmental Laws, will not require Iron Mountain to incur costs for or at its properties that could have a material adverse effect on Iron Mountain's financial condition and results of operations.

No Intention to Pay Dividends

     Iron Mountain has never declared or paid cash dividends on its capital stock. Iron Mountain intends to retain future earnings for use in its business and does not anticipate declaring or paying any cash dividends on shares of Common Stock in the foreseeable future. In addition, Iron Mountain is currently restricted under the terms of the Credit Agreement and the Notes Indentures from declaring or paying cash dividends on its Common Stock.

                                   THE COMPANY

     Iron Mountain is America's largest records management company, as measured by its revenues. The Company is a national, full-service provider of records management and related services, enabling customers to outsource records management functions. Iron Mountain has a diversified customer base, which includes more than half of the Fortune 500 and numerous commercial, legal, banking, healthcare, accounting, insurance, entertainment and government organizaitions. The Company provides storage and related services for all major media, including paper (the dominant form of record storage), computer disk and tapes, microfilm and microfiche, master audio and video tapes, film and optical disks, X-rays and blueprints. Iron Mountain's principal services provided to its storage customers include courier pick-up and delivery, filing, retrieval and destruction of records, database management, customized reporting and disaster recovery support. The Company also sells storage materials and provides consulting, facilities management, information technology staffing and other outsourcing services.

     Iron Mountain was incorporated in Delaware in 1990 but its predecessor operations date from 1951. The principal executive office of the Company is located at 745 Atlantic Avenue, Boston, Massachusetts 02111. Its telephone number is (617) 357-4455.

                                 USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, which may include acquisitions, investments and the repayment of indebtedness outstanding at such time or the reduction of amounts outstanding under the Credit Agreement or any other credit facility.
Pending  utilization  as set  forth  above,  the  proceeds  from the sale of the
Offered Securities will be invested in short-term, dividend-paying or interest-bearing investment grade securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratio of earnings to fixed charges for the periods indicated (dollars in thousands):


                                                                                                   Pro Forma(1)
                                                                                           -------------------------
                                                                                           For the      For the nine
                                                                      Nine months ended    year ended   months ended
                              Year ended December 31,                   September 30,      December 31, September 30,
                    --------------------------------------------    ---------------------  ------------ ------------
                      1992     1993     1994     1995    1996          1996       1997         1996         1997
                      ----     ----     ----     ----    ----          ----       ----         ----         ----
Ratio of earnings
to fixed charges      1.3x     1.3x     1.2x     1.1x    1.1x          1.1x      0.9x(2)      0.7x(3)      0.8x(4)
------------

1 Does not include results of operations prior to the date of acquisition, or pro forma adjustments, for acquisitions completed by HIMSCORP or Arcus Group, Inc. in 1996 and 1997.
2 The Company reported a pretax loss for the nine months ended September 30, 1997. For such period the Company would have needed to generate additional income from continuing operations, before provision for income taxes, of $2,156 to cover its fixed charges of $24,425.
3 On a pro forma basis, the Company would have needed to generate additional income from continuing operations, before provision for income taxes, of $17,779 to cover its fixed charges of $56,433.
4 On a pro forma basis, the Company would have needed to generate additional income from continuing operations, before provision for income taxes, of $7,601 to cover its fixed charges of $44,366.

     The ratios of earnings to fixed charges presented above were computed by dividing the Company's earnings by fixed charges. For this purpose, earnings have been calculated by adding fixed charges to income (loss) before provision for income taxes. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, if any, amortization of debt discounts and deferred financing costs, whether expensed or capitalized.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be direct obligations of the Company, which may be secured or unsecured, and which may be senior or subordinated indebtedness of the Company. The Debt Securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally by the Guarantors. The Debt Securities will be issued under one or more indentures (an "Indenture") between the Company and a trustee (an "Indenture Trustee"). Any Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made hereunder relating to any Indentures and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such Debt Securities.

General

     The Company has filed with the Registration Statement with respect to the Offered Securities a form of Indenture (as supplemented from time to time, the "Senior Indenture") relating to the Senior Securities (as defined) and a form of Indenture (as supplemented from time to time, the "Subordinated Indenture") relating to the Senior Subordinated Securities (as defined) and Subordinated Securities (as defined). The Debt Securities will be direct obligations of the Company and, if issued under the Senior Indenture, will rank equally and ratably in right of payment with other indebtedness of the Company that is not subordinated (the "Senior Securities"), or, if issued under the Subordinated Indenture, will be subordinated in right of payment to the prior payment in full of Senior Indebtedness (as defined in the applicable Prospectus Supplement) and may rank equally and ratably with the Senior Subordinated Notes and any other senior subordinated indebtedness ("Senior Subordinated Securities") or may be subordinated in right of payment to the Senior Subordinated Notes and such other senior subordinated indebtedness ("Subordinated Securities"). See "--Subordination." The Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Company or as established in one or more indentures supplemental to any Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

     It is anticipated that any Indenture will provide that the Company may, but need not, designate more than one Indenture Trustee thereunder, each with respect to one or more series of Debt Securities. Any Indenture Trustee under any Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Indenture Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Indenture Trustee with respect to different series of Debt Securities, each such Indenture Trustee shall be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Indenture Trustee, and, except as otherwise indicated herein, any action described herein to be taken by the Indenture Trustee may be taken by each such Indenture Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Indenture Trustee under the applicable Indenture.

     Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including, where applicable, the following:

     (1) the title of such Debt Securities and whether such Debt Securities are Senior Securities, Senior Subordinated Securities or Subordinated Securities;

     (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

     (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible, or the method by which any such portion shall be determined;

     (4) if convertible, the terms on which such Debt Securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the securities into which such Debt Securities are convertible;

     (5) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

     (6) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

     (7) the date or dates, or the method for determining such date or dates, from which any interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of 12 months consisting of 30 days each;

     (8) the place or places where (i) the principal of, any premium and interest on, and any additional amounts payable in respect of such Debt Securities will be payable, (ii) such Debt Securities may be surrendered for conversion or registration of transfer or exchange and
          (iii) notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

     (9) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Company, if the Company is to have such an option;

     (10) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

     (11) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (12) if the principal of or premium, if any, or interest on such Debt Securities is to be payable, at the election of the Company or a holder thereof, in one or more currencies or currency units other than that or those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and premium, if any, and interest on Debt Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

     (13) whether the amount of payments of interest on, principal of or premium, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

     (14) the events of default or covenants of such Debt Securities, to the extent different from or in addition to those described in this Prospectus, and any provisions granting special rights to the holders of such Debt Securities upon the occurrence of events specified in such Prospectus Supplement;

     (15) whether such Debt Securities will be issued in certificated and/or book-entry form;

     (16) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

     (17) whether any of such Debt Securities are to be issuable in permanent global form (a "Global Security") and, if so, the terms and conditions, if any, upon which interests in such Global Security may be exchanged, in whole or in part, for the individual Debt Securities represented thereby;

     (18) the applicability, if any, of the defeasance and covenant defeasance provisions described in this Prospectus or any modification thereof;

     (19) if such Debt Securities are to be issued upon the exercise of debt warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

     (20) whether and under what circumstances the Company will pay additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment;

     (21) the   subordination   provisions,   if  any,  relating  to  such  Debt
          Securities;

     (22) the provisions, if any, relating to any security provided for such Debt Securities; and

     (23) the provisions, if any, relating to any guarantee of such Debt Securities.

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). If material or applicable, special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as described under "--Merger, Consolidation or Sale of Assets" or as may be set forth in any Prospectus Supplement, an Indenture will not contain any other provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of the Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provisions providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series that are registered securities, other than Global Securities (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof.

     Unless otherwise specified in the applicable Prospectus Supplement, the interest on and principal of and premium, if any, on any series of Debt Securities will be payable at the corporate trust office of the Indenture
Trustee, initially at the address which will be set forth in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register or by wire transfer of funds to such person at an account maintained within the United States.

     Any interest not punctually paid or duly provided for on any interest payment date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the applicable Indenture Trustee, notice whereof shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Indenture Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the applicable Indenture Trustee. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Indenture Trustee or the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Indenture Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

     Neither the Company nor any Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (a) if such Debt Securities are issuable only as registered securities, the day of the mailing of the relevant notice of redemption and (b) if such Debt Securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if such Debt Securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any registered security so selected for redemption in whole or in part, except, in the case of any registered security to be redeemed in part, the portion thereof not to be redeemed; (iii) exchange any bearer security so selected for redemption except that such a bearer security may be exchanged for a registered security of that series and like tenor; provided that such registered security shall be simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

Merger, Consolidation or Sale of Assets

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another entity unless: (a) the Company is the surviving corporation or the entity formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the entity formed by or surviving any such consolidation or merger (if other than the Company) or the entity to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Debt Securities and any Indenture (pursuant to a supplemental indenture in a form reasonably satisfactory to the applicable Indenture Trustee); and (c) immediately after such transaction no event of default under the applicable Indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default exists.

Certain Covenants

     Provision of Financial Information. Whether or not required by the rules and regulations of the Commission, so long as any Debt Securities are outstanding, the Company will furnish to the holders of Debt Securities (a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (b) all financial information that would be required to be included in a Form 8-K filed with the Commission if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing.

     Additional Covenants. Any additional or different covenants of the Company (or modifications to the foregoing covenants) with respect to any series of Debt Securities will be set forth in the applicable Prospectus Supplement.

Events of Default, Notice and Waiver

     Each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder; (a) default for 30 days in the payment of any installment on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any,
on) any Debt Security of such series at its maturity; (c) default in making any sinking fund payments as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Company contained in the applicable Indenture (other than a covenant added to such Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), such default having continued for 60 days after written notice as provided in such Indenture; (e) default in the payment of an aggregate principal amount exceeding a specified dollar amount of any evidence of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness or constituting a default in the payment of such indebtedness at final maturity, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary (as hereinafter defined) or any of their respective property; and (g) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company.

     If an Event of Default (other than an Event of Default  described in clause
(f) above) under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Indenture Trustee if given by the holders). If an Event of Default described in clause (f) above with respect to the Debt Securities of any series at the time outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the Indenture Trustee or any holder of such series of Debt Securities, become immediately due and payable. However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Indenture Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) the Company shall have deposited with the applicable Indenture Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Indenture Trustee, and (ii) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), or premium, if any, or interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the applicable Indenture. Each of the Indentures will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default
(i) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (ii) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

     The Indenture Trustee will be required to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default has been cured or waived; provided, however, that such Indenture Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Indenture Trustee consider such withholding to be in the interest of such holders.

     Each Indenture will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Indenture Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding Debt Securities of such series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

     Subject to provisions in the applicable Indenture relating to its duties in case of default, no Indenture Trustee will be under any obligation to exercise any of its rights or powers under such Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Indenture Trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may
be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Indenture Trustee, or of exercising any trust or power conferred upon such Indenture Trustee. However, an Indenture Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve such Indenture Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

     The Company will be required to deliver to each Indenture Trustee annually a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

     Modifications and amendments of an Indenture will be permitted to be made, and a waiver of any existing default or compliance with any provision may be made, only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities or series of outstanding Debt Securities which are affected by such modification, amendment or waiver; provided, however, that no such modification, amendment or waiver may, without the consent of the holder of each such Debt Security affected thereby, (i) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on any such Debt Security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security;
(iii) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the percentage of outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such Indenture; (vi) waive a default or event of default in the payment of principal of or premium, if any, or interest on the Debt Securities (except a recission of acceleration of the Debt Securities by holders of not less than a majority in principal amount of Debt Securities or series of Debt Securities affected thereby and that resulted from such acceleration); or (vii) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

     Modifications and amendments of an Indenture will be permitted to be made by the Company and the applicable Indenture Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Company as obligor under such Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in such Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Debt Securities;
(iv) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form; provided that such action shall not adversely affect the interests of the holders of the Debt Securities in any material respect; (v) to change or eliminate any provisions of the Indenture; provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt
Securities into Common Stock or Preferred Stock; (viii) to provide for the acceptance of appointment by a successor Indenture Trustee or facilitate the administration of the trusts under an Indenture by more than one Indenture Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture; provided that such action shall not adversely affect the interests of holders of Debt Securities of any series in any material respect; or (x) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities;
provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect.

     Each Indenture will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security in the applicable Indenture, and (iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded.

     Each Indenture will contain provisions for convening meetings of the holders of each series of Debt Securities. A meeting may be called at any time by an Indenture Trustee, and also, upon request, by the Company or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series, in any such case, upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications, amendments and waiver of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities for that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

     Notwithstanding the foregoing provisions, each Indenture will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such Indenture expressly provides may be made, given or taken by the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and
(ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

Discharge, Defeasance and Covenant Defeasance

     The Company may discharge certain obligations to holders of any series of Debt Securities that have not already been delivered to the applicable Indenture Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with such Indenture Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

     An  Indenture  may provide  that,  if certain  provisions  thereof are made applicable  to the  Debt  Securities  of or  within  a  series  pursuant  to the
Indenture,  the Company may elect either (i) to defease and be  discharged  from any
and all obligations with respect to such Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") or (ii) to be released from its obligations with respect to such Debt Securities under certain sections of such Indenture (including the restrictions described under "--Certain Covenants") and, if provided pursuant to such Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Indenture Trustee, in trust, of an amount, in such currency or currencies, currency unit or units of composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest, in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled dates therefor.

     Such a trust may be established only if, among other things, the Company has delivered to the applicable Indenture Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of a particular series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligations or the specific payment of interest on or principal of the Government Obligations evidenced by such depository receipt.

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(i) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

     If the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any event of default and the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, are not sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such event of default (even though they would have been sufficient to pay amounts due under such Debt Security and their stated time of maturity), the Company would remain liable to make payment of such amounts due at the time of acceleration.

     Notwithstanding the description set forth under "--Subordination" below, in the event that the Company deposits money or Government Obligations in compliance with the applicable Indenture in order to defease all or certain of its obligations with respect to any Senior Subordinated Securities or Subordinated Securities, the moneys or Government Obligations so deposited will not be subject to the subordination provisions of such Indenture and the indebtedness evidenced by such Senior Subordinated Securities or Subordinated Securities will not be subordinated in right of payment to the holders of senior indebtedness and senior subordinated indebtedness (as the case may be) to the extent of the moneys or Government Obligations so deposited.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

Conversion Rights

     The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock or Preferred Stock will be set forth in the Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Stock or Preferred Stock, the conversion price or rate (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Company, the events requiring an adjustment of the conversion price or rate and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion.

Subordination

     The terms and conditions, if any, upon which Senior Subordinated Securities or Subordinated Securities of a series are subordinated to Debt Securities of another series or to other indebtedness of the Company will be set forth in the applicable Prospectus Supplement. Such terms will include a description of the indebtedness ranking senior to such Senior Subordinated Securities or Subordinated Securities, the restrictions on payments to the holders of such Senior Subordinated Securities or Subordinated Securities while a default with respect to such senior indebtedness is continuing, the restrictions, if any, on payments to the holders of such Senior Subordinated Securities or Subordinated Securities following an Event of Default, and provisions requiring holders of such Senior Subordinated Securities or Subordinated Securities to remit certain payments to holders of senior indebtedness.

Global Securities

     If so set forth in the applicable Prospectus Supplement, the Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any such series of Debt Securities will be described in the applicable Prospectus Supplement.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of the capital stock of Iron Mountain and certain provisions of the Restated Certificate and the By-Laws is a summary and is qualified in its entirety by reference to the Restated Certificate and the By-Laws.

     Iron Mountain's authorized capital stock consists of 100,000,000 shares of Common Stock, 1,000,000 shares of nonvoting common stock, $.01 par value per share ("Nonvoting Common Stock") and 2,000,000 shares of Preferred Stock. No shares of Preferred Stock have been issued. There were 13,452,917 shares of Common Stock held by 219 holders of record and no shares of Nonvoting Common Stock issued and outstanding as of January 5, 1998.

Common Stock

     The rights of holders of the Common Stock and the Nonvoting Common Stock are identical in all respects except voting and convertibility.

     Dividends. Holders of record of shares of Common Stock and Nonvoting Common Stock on the record date fixed by the Iron Mountain Board are entitled to receive such dividends as may be declared by the Iron Mountain Board out of funds legally available for such purpose. No dividends may be declared or paid in cash or property on any share of either class, however, unless simultaneously the same dividend is declared or paid on each share of the other class. In the case of any stock dividend, holders of each class are entitled to receive the same percentage dividend (payable in shares of that class) as the holders of the other class.

     Iron Mountain is currently restricted under the terms of the Credit Agreement and the Notes Indentures from paying cash dividends on the Common and Nonvoting Common Stock. Even if funds were to be available, Iron Mountain does not intend to pay dividends in the foreseeable future.

     Voting Rights. Except as otherwise required by law, on each matter submitted for a vote of stockholders, holders of shares of Common Stock are entitled to one vote per share and holders of Nonvoting Common Stock are not entitled to vote.

     Under the Restated Certificate, the vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of Directors, voting together as a single class (the "Voting Power"), is required for the amendment or repeal of, or the adoption of any provision inconsistent with, provisions of the Restated Certificate establishing a classified Board of Directors. The vote of holders of at least 662/3% of such Voting Power is required for the amendment or repeal of, or the adoption of any provision inconsistent with, provisions of the Restated Certificate authorizing the Preferred Stock, Common Stock and Nonvoting Common Stock or specifying the terms of the Common Stock and the Nonvoting Common Stock (including any amendment to increase any shares of authorized capital stock). Certain other provisions also require such a 662/3% vote. See "DGCL and Certain Provisions of the Restated Certificate and the By-Laws." There are no cumulative voting rights in the election of the Board of Directors of the Company.

     Conversion Provisions. Shares of Nonvoting Common Stock are convertible, at any time at the option of the holder, on a share-for-share basis into shares of Common Stock without the payment of any additional consideration; provided that the conversion of any shares of Nonvoting Common Stock by a "bank holding company" under the Bank Holding Company Act of 1956, as amended, or an affiliate thereof is prohibited if the conversion of the total number of shares of Nonvoting Common Stock held by such holder would cause it to be in violation of such Act.

     Liquidation Rights. Upon liquidation, dissolution or winding-up of Iron Mountain, the holders of Common Stock and Nonvoting Common Stock are entitled to share ratably (based on the number of shares held) in all assets available for distribution after payment in full of creditors and payment in full to any holders of Preferred Stock then outstanding of any amount required to be paid under the terms of such Preferred Stock.

     Other Provisions. The outstanding shares of Common Stock and Nonvoting Common Stock are validly issued, fully paid and nonassessable. In any merger, consolidation or business combination, holders of each class will receive identical consideration, except that in any such transaction in which shares of stock are distributed, such shares may differ as to voting rights to the extent that voting rights now differ between the two classes. Neither class may be subdivided, consolidated, reclassified or otherwise changed unless, concurrently, the other class is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

     The Transfer Agent and Registrar for the Common Stock is Boston Equiserve Limited Partnership, 150 Royall Street, Canton, Massachusetts 02021 (telephone number (781) 575-2000).

     The Iron Mountain Board has the power to issue shares of authorized but unissued Common Stock and Nonvoting Common Stock without further stockholder action. The holders of Common Stock and Nonvoting Common Stock are not entitled to preemptive or subscription rights. The issuance of such unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares of Common Stock.

Preferred Stock

     The authorized and unissued shares of Preferred Stock may be issued with such designations, preferences, limitations and relative rights as the Iron Mountain Board may authorize including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series; (iii) the dividend rate on the shares of such series, any restriction, limitation or condition upon the payment of such dividends, whether dividends shall be cumulative, and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;
(vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution or winding-up of Iron Mountain or the distribution of its assets; and (vii) the price or rates of conversion at which, and the terms and conditions on which the shares of such series may be converted into other securities, if such shares are convertible. Although Iron Mountain has no present intention to issue shares of Preferred Stock, the issuance of Preferred Stock, or the issuance of rights to purchase such shares, could discourage an unsolicited acquisition proposal and the rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that may be issued in the future.

     The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Restated Certificate (including any applicable Certificates of Designation) and the By-Laws.

     Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for specific terms, including:

     (1)  the title of such Preferred Stock;

     (2) the number of shares of such Preferred Stock offered, the par value, the liquidation preference per share and the offering price of such Preferred Stock;

     (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

     (4)  the  date  from  which   dividends  on  such  Preferred   Stock  shall
          accumulate, if applicable;

     (5) the procedures for any auction and remarketing, if any, for such Preferred Stock;

     (6)  the provision for a sinking fund, if any, for such Preferred Stock;

     (7)  the provision for redemption, if applicable, of such Preferred Stock;

     (8)  any listing of such Preferred Stock on any securities exchange;

     (9) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock of the Company or another series of Offered Securities, including the conversion price (or manner of calculation thereof);

     (10) whether interests in such Preferred Stock will be represented by Depositary shares as more fully described below under "Description of Depositary Shares;"

     (11) any  other  specific  terms,  preferences,   rights,   limitations  or
          restrictions of such Preferred Stock;

     (12) a discussion of federal income tax considerations applicable to such Preferred Stock;

     (13) the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

     (14) any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

     (15) any limitations on direct or beneficial ownership and restrictions on transfer.

     As described under "Description of Depositary Shares," the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Depositary (as defined below).

Rank

     Unless otherwise determined by the Iron Mountain Board and specified in the applicable Prospectus Supplement, it is expected that the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all Common Stock, and to all equity securities ranking junior to such Preferred Stock; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock.

Dividends

     Holders of Preferred Stock of each series shall be entitled to receive, when, as and if declared by the Iron Mountain Board, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Company (or, if applicable, on the records of the Depositary referred to below under "Description of Depositary Shares") on such record dates as shall be fixed by the Board.

     Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Iron Mountain Board fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are noncumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     If Preferred Stock of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on the Preferred Stock of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon Preferred Stock of such series and any other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock do not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the repayment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in Common Stock or other capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation and except pursuant to certain pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding shares of the Preferred Stock of such series and any other series of Preferred Stock ranking on a parity with such series as to dividends and liquidation).

     Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

Redemption

     If so provided in the applicable Prospectus Supplement, the Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of capital stock of the Company, the terms of such Preferred Stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into shares of the applicable capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of any series of Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any other series of Preferred Stock ranking, as to dividends and upon liquidation, on parity with or junior to the Preferred Stock of such series shall be redeemed unless all outstanding series of Preferred Stock of such series are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any Preferred Stock of such series (except by conversion into or exchange for capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Stock of such series.

     If fewer than all of the outstanding Preferred Stock of any series are to be redeemed, the number of Preferred Stock to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in manner determined by the Company.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Stock to be redeemed from each such holder. If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any of the Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Stock, and any and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Company ranking junior to a series of Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of such series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of a series of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with such series of Preferred Stock in the distribution of assets (including, if applicable, other series of Preferred Stock), then the holders of such series of Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other trust or corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

     Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, at any time dividends on any Preferred Stock shall be in arrears for a specified number of consecutive quarterly periods, the holders of such Preferred Stock and any other series of Preferred Stock upon which like voting rights have been conferred and are exercisable (voting separately as a class) will be entitled to vote for the election of two additional directors of the Company at the next annual meeting of shareholders and at each subsequent meeting until (i) if such series of Preferred Stock has a cumulative dividend, all dividends accumulated on such Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of Preferred Stock does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

     Unless otherwise specified in the applicable Prospectus Supplement, so long as any Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of a majority of the shares of a series of Preferred Stock outstanding at the time that is adversely affected, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the certificate of designation for such series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

     As more fully described under "Description of Depositary Shares" below, if the Company elects to issue Depositary Shares, each representing a fraction of share of a series of the Preferred Stock, each such Depositary will, in effect be entitled to such fraction of a vote per Depositary Share.

Conversion Rights

     The terms and conditions, if any, upon which shares of any series of Preferred Stock may be converted into or exchanged for Common Stock or another series of Preferred Stock or other series of Offered Securities will be set forth in the Prospectus Supplement relating thereto. Such terms will include the number of Common Stock or other securities into which the Preferred Share is convertible or exchangeable, conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption such Preferred Stock.

                        DESCRIPTION OF DEPOSITARY SHARES

General

     The description set forth below and in any applicable Prospectus Supplement of certain provisions of any Deposit Agreement (as defined below) and of the Depositary Shares and depositary receipts representing Depositary Shares ("Depositary Receipts") does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipts relating to each series of the Preferred Stock which have been or will be filed with the Commission at or prior to the time of the offering of such series of the Preferred Stock.

     The Company may, at its option, elect to offer fractional interests in shares of Preferred Stock, rather than shares of Preferred Stock. In the event such option is exercised, the Company will provide for the issuance by a Depositary (as defined below) to the public of Depositary Receipts, each of which will represent a fractional interest to be set forth in the Prospectus Supplement relating to a particular series of the Preferred Stock which will be filed with the Commission at or prior to the time of the offering of such series of the Preferred Stock as described below. Preferred Stock of each series represented by Depositary Shares will be deposited under a separate deposit agreement (each, a "Deposit Agreement") among the Company and the depositary named therein (a "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the applicable Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Stock represented by such Depositary Share to all the rights and preferences of the Preferred Stock represented by such Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Upon surrender of Depositary Receipts at the office of the Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Shares is entitled to have the Depositary deliver to such holder the shares of Preferred Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts.

Dividends and Other Distributions

     A Depositary will be required to distribute all cash dividends or other cash distributions received in respect of the applicable Preferred Stock to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Depositary. Fractions will be rounded down to the market whole cent.

     In the event of a distribution other than in cash, a Depositary will be required to distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Depositary, unless such Depositary determines that it is not feasible to make such distribution, in which case such Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

     No distributions will be made in respect of any Depositary Share to the extent that it represents any Preferred Stock which have been converted or exchanged. The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock shall be made available to holders of Depositary Shares.

Redemption of Depositary Shares

     If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Receipts evidencing the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to shares of Preferred Stock so redeemed. If less than all of the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares and the related Depositary Receipts will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

Voting of the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the applicable Preferred Stock are entitled to vote, a Depositary will be required to mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Stock. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct such Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. Such Depositary will endeavor, insofar as practical, to vote the amount of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by such Depositary in order to enable such Depositary to do so. Such Depositary will be required to abstain from voting the amount of Preferred Stock represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. The Depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from gross negligence or willful misconduct of such Depositary.

Liquidation Preference

     In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Share will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by such Depositary Share, as set forth in the applicable Prospectus Supplement.

Conversion of Preferred Stock

     The Depositary Shares, as such, will not be convertible into or exchangeable for Common Stock, Preferred Stock or any other securities or property of the Company. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the applicable Depositary with written instructions to such Depositary to instruct the Company to cause conversion or exchange of the Preferred Stock represented by the Depositary Share evidenced by such Depositary Receipts into Common Stock, other shares of Preferred Stock of the Company or such other Offered Securities as shall be provided therein, and the Company will agree that upon receipt of such instruction and any amounts payable in respect thereof, it will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion or exchange. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Depositary Receipts will be issued for any Depositary Shares not to be converted.

Amendment and Termination of a Deposit Agreement

     Any form of Depositary Receipt evidencing Depositary Shares and any provision of a Deposit Agreement will be permitted at any time to be amended by agreement between the Company and the applicable Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the applicable Depositary
Shares then outstanding. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the applicable Deposit Agreement as amended thereby.

     Any Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the applicable Depositary if a majority of each series of Preferred Stock affected by such termination consents to such termination, whereupon such Depositary will be required to deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by such Depositary with respect to such Depositary Receipts. In addition, a Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares thereunder shall have been redeemed; (ii) there shall have been a final distribution in respect of the related Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares underlying such Preferred Stock; or (iii) each of the related Preferred Stock shall have been converted or exchanged into securities not so represented by Depositary Shares.

Charges of a Depositary

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of a Deposit Agreement. In addition, the Company will pay the fees and expenses of a Depositary in connection with the initial deposit of the Preferred Stock and any redemption of Preferred Stock. However, holders of Depositary Receipts will pay any transfer or other governmental charges and the fees and expenses of a Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the applicable Deposit Agreement.

Resignation and Removal of Depositary

     A Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove a Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary. A successor Depositary will be required to be appointed within 60 days after delivery of the notice of resignation or removal and will be required to be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

     A Depositary will be required to forward to holders of Depositary Receipts any reports and communications from the Company which are received by such Depositary with respect to the related Preferred Stock.

     Neither Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under a Deposit Agreement. The obligations of the Company and a Depositary under a Deposit Agreement will be limited to performing their duties thereunder in good faith and without gross negligence or willful misconduct, and neither the Company nor any applicable Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or Preferred Stock represented thereby unless satisfactory indemnity is furnished. The Company and any Depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting Preferred Stock represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

     In the event a Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, such Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

                             DESCRIPTION OF WARRANTS

     The Company may issue, together with any other series of Offered Securities or separately, Warrants entitling the holder to purchase from or sell to the Company, or to receive from the Company the cash value of the right to purchase or sell, Debt Securities, Preferred Stock, Depositary Shares or Common Stock. Any Warrants will be issued under Warrant Agreements (each a "Warrant Agreement") to be entered into between the Company and a warrant agent (the "Warrant Agent"), all as set forth in the applicable Prospectus Supplement relating to the particular issue of Warrants.

     In the case of each series of Warrants, the applicable Prospectus Supplement will describe the terms of the Warrants being offered thereby, including the following, if applicable: (i) the offering price; (ii) the currencies in which such Warrants are being offered; (iii) the number of Warrants offered; (iv) the securities underlying the Warrants; (v) the exercise price, the procedures for exercise of the Warrants and the circumstances, if any, that will cause the Warrants to be deemed to be automatically exercised;
(vi) the date on which the right shall expire; (vii) U.S. federal income tax consequences; and (viii) other terms of the Warrants.

     Warrants may be exercised at the appropriate office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of Warrants entitling the holder to purchase any securities, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments made to holders of such securities.

     The Warrant Agreements may be amended or supplemented without the consent of the holders of the Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Warrants and that do not adversely affect the interests of the holders of the Warrants.

             DGCL AND CERTAIN PROVISIONS OF THE RESTATED CERTIFICATE
                                 AND THE BY-LAWS

     The Restated Certificate and the By-Laws contain certain provisions that could delay or make more difficult the acquisition of Iron Mountain by means of a tender offer, a proxy contest or otherwise. These provisions, as described below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Iron Mountain first to negotiate with Iron Mountain. Iron Mountain believes that the benefits of increased protection of its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Iron Mountain outweigh the disadvantages of discouraging such proposals because, among other things, negotiations with respect to such proposals could result in an improvement of their terms.

Classified Board of Directors

     The Restated Certificate and the By-Laws provide for a Board of Directors that is divided into three classes of Directors, as nearly equal in number as possible, with the term of each class expiring in a different year. The By-Laws provide that the number of Directors will be fixed from time to time exclusively by the Iron Mountain Board, but shall consist of not more than 15 nor less than three Directors. The classified Iron Mountain Board is intended to promote continuity and stability of Iron Mountain's management and policies since a majority of the Directors at any given time will have prior experience as Directors of Iron Mountain. Such continuity and stability facilitates long-range planning of Iron Mountain's business and ensures the quality of its business operations. The classification of Directors has the effect of making it more difficult to change the composition of the Iron Mountain Board. At least two annual stockholder meetings, instead of one, would be required to effect a change in the majority control of the Iron Mountain Board, except in the event of vacancies resulting from removal (in which case the remaining Directors will fill the vacancies so created). See "--Removal of Directors; Filling Vacancies on the Iron Mountain Board."

Removal of Directors; Filling Vacancies on the Iron Mountain Board

     The Restated Certificate and Iron Mountain By-Laws provide that an Iron Mountain Director may be removed by the stockholders only for cause at any time during such Director's term of office by affirmative vote of the holders of at least 80% of the Voting Power.

     The By-Laws and the Restated Certificate both provide that a vacancy on the Iron Mountain Board, including a vacancy created by an increase in the size of the Iron Mountain Board by the Directors, may be filled by a majority of the remaining Directors or by a sole remaining Director, or if no Directors remain, then by the stockholders. The Restated Certificate also provides that any Director elected by the Iron Mountain Board to replace another Director of a given class of Directors will hold office until the next election of such class of Directors. These provisions are to ensure that a third party would be precluded from removing incumbent Directors and simultaneously gaining control of the Iron Mountain Board by filling the vacancies created by such removal with its own nominees. Moreover, even if the holders of the outstanding Common Stock were to vote to remove Directors for cause, only the remaining Directors would have the power to fill the vacancies created by such removal, unless such vote provided for the removal of the entire Iron Mountain Board for cause.

Amendment of Certain Provisions of the Restated Certificate and the By-Laws

     The Restated Certificate and the By-Laws contain provisions requiring the affirmative vote of the holders of at least 662/3% of the Voting Power to amend certain provisions of the Restated Certificate and the By-Laws. This supermajority voting provision also applies to (i) the provisions of the Restated Certificate authorizing Iron Mountain to release its Directors from any liability for monetary damages as a result of any breach of their fiduciary duties, with certain exceptions mandated by the DGCL, and (ii) the provisions allowing for the indemnification of officers and Directors of Iron Mountain. The Restated Certificate provides that the By-Laws may be amended only by a majority of the full Iron Mountain Board or by the stockholders holding at least 662/3% of the Voting Power. The DGCL provides that by-laws may not be amended by a corporation's Board of Directors unless the corporation's certificate of incorporation  expressly  authorizes  such amendments by the Board of Directors;
the Restated Certificate includes such a provision. Under the Restated Certificate, at least 80% of the Voting Power is required to approve amendments to those provisions of the Restated Certificate or Iron Mountain By-Laws establishing a classified Board, specifying notice requirements for stockholder nominations of Directors or business to be brought by a stockholder before an annual meeting and limiting the rights of stockholders to remove Directors or fill vacancies on the Iron Mountain Board, to call special meetings or to effect actions by written consent.

Stockholder Actions and Meetings

     Iron Mountain's Restated Certificate provides that stockholder action may be taken only at an annual or special meeting of stockholders and prohibits stockholders action by written consent in lieu of a meeting. The Restated Certificate and Iron Mountain By-Laws provide that special meetings of stockholders can be called by the Chairman of the Board of Directors, if any, or the Iron Mountain Board pursuant to a resolution approved by a majority of the members of the Iron Mountain Board. The business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by the Iron Mountain Board. The ByLaws set forth an advance notice procedure with regard to the nomination, other than by or at the direction of the Iron Mountain Board, of candidates for election as directors and with regard to business brought before an annual meeting of stockholders of Iron Mountain.

Delaware Anti-Takeover Statute

     Subject to certain exceptions set forth therein, Section 203 of the DGCL provides that a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or
(iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified therein, an interested stockholder is defined to mean any person that (a) is the owner of 15% or more of the outstanding voting stock of the corporation or (b) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date, or any affiliate or associate of such person referred to in (a) or (b) of this sentence. Under certain circumstances, Section 203 of the DGCL makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation's certificate of incorporation or by-laws, elect not to be governed by this section, effective twelve months after adoption. The Restated Certificate and the By-Laws do not exclude Iron Mountain from the restrictions imposed under Section 203 of the DGCL. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring Iron Mountain to negotiate in advance with the Iron Mountain Board.

                           DESCRIPTION OF INDEBTEDNESS

     The summaries contained herein of certain of the indebtedness of Iron Mountain do not purport to be complete and are qualified in their entirety by reference to the provisions of the various agreements and indentures related thereto, which are filed as exhibits to the Registration Statement of which this Prospectus is a part and to which reference is hereby made.

Credit Agreement

     The Credit Agreement, as currently in effect, is a $250.0 million revolving credit facility that matures on September 30, 2002. Upon maturity, all outstanding revolving credit loans and other amounts payable thereunder will become due.

     Borrowings under the Credit Agreement may be used to finance possible future acquisitions, as well as for working capital and general corporate purposes. The Company's obligations under the Credit Agreement are guaranteed by substantially all of Iron Mountain's subsidiaries and are secured by the pledge of the stock of such subsidiaries. Prepayment of outstanding borrowings under the Credit Agreement are required in certain circumstances out of the proceeds of certain insurance payments, condemnations, issuances of indebtedness and asset dispositions.

     The Credit Agreement permits the Company to elect interest rates from time to time, as to all or a portion of the borrowings made thereunder, at interest rates based upon the applicable reference rate and margin or spread over such reference rate (which spread varies based upon the ratio of the Company's indebtedness to EBITDA). The reference rate, at the Company's option, may be based upon (i) a fluctuating rate of interest equal to the higher rates, or (ii) for interest periods of 1, 2, 3, 6 or (if available) 12 months, the interest rates prevailing on the date of determination for the selected interest period in the London interbank market.

     The Credit Agreement contains covenants restricting the ability of Iron Mountain and its subsidiaries to, among other things: (i) declare dividends or redeem or repurchase capital stock; (ii) make optional payments and modifications of subordinated and other debt instruments; (iii) incur liens and engage in sale and leaseback transactions; (iv) make loans and investments; (v) incur indebtedness and contingent obligations; (vi) make capital expenditures;
(vii) engage in mergers, acquisitions and assets sales; (viii) enter into transactions with affiliates; and (ix) make changes in their lines of business. Iron Mountain is also required to comply with financial covenants with respect to: (i) a maximum leverage ratio; (ii) a minimum interest coverage ratio; and
(iii) a minimum fixed charge coverage ratio. The Credit Agreement also contains customary affirmative covenants and events of default.

The Senior Subordinated Notes

     In October 1996, the Company issued $165.0 million principal amount of the 1996 Notes, and in October 1997, the Company issued $250.0 million principal amount of the 1997 Notes. The 1996 Notes mature on October 1, 2006, and bear interest at a rate of 10 1/8% per annum, payable semi-annually in arrears on April 1 and October 1. The 1997 Notes mature on September 30, 2009, and bear interest at a rate of 8 3/4% per annum, payable semi-annually in arrears on March 31 and September 30. Both the 1996 Notes and the 1997 Notes are general, unsecured obligations of the Company, subordinated in right of payment to senior indebtedness of the Company, and are guaranteed on an unsecured, senior subordinated and joint and several basis by substantially all of the Company's present and future subsidiaries.

     Each of the Notes Indentures provides that the Company may redeem up to 35% of the initial principal amount of the 1996 Notes and the 1997 Notes, respectively, for a period of 36 months after the date of issuance with the net proceeds of one or more equity offerings, whether such offerings are registered pursuant to the Securities Act or not (unless such equity securities are redeemable prior to the maturity of the 1996 Notes or the 1997 Notes, as the case maybe). In such event, the redemption price for the 1996 Notes would be 109.125%, and the redemption price for the 1997 Notes would be 108.75%, of the aggregate principal amount plus, in each case, accrued and unpaid interest. Each of the Notes Indentures also provides that the Company must repurchase, at the option of the holders, the 1996 Notes and the 1997 Notes, respectively, at 100% of their principal amount, plus accrued and unpaid interest, upon the occurrence of a "Change of Control," as defined therein. Except for required repurchases upon the occurrence of a change of control or in the event of certain asset sales, each as described in the respective Indenture, the Company is not required to make sinking fund or redemption payments with respect to the 1996 Notes or the 1997 Notes. The 1996 Notes become redeemable at the option of the Company at stated premiums commencing October 1, 2001. The 1997 Notes become redeemable at the option of the Company at stated premiums commencing September 30, 2002. Prior to September 30, 2002, the 1997 Notes are also redeemable at the option of the Company, in whole or in part, at a specified make-whole price.

     The Notes Indentures contain covenants restricting or limiting the ability of the Company and its subsidiaries to, among other things: (i) incur additional indebtedness, including indebtedness ranking senior to the 1996 Notes and the 1997 Notes and junior to any senior indebtedness; (ii) pay dividends or make other restricted payments; (iii) make asset dispositions; (iv) permit liens; (v) enter into sale and leaseback transactions; (vi) enter into certain mergers;
(vii) make certain investments; and (viii) enter into transactions with related persons.

                              PLAN OF DISTRIBUTION

     The Company may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

     The distribution of Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. In connection with the sale of Offered Securities, underwriters or agents may receive or be deemed to have received compensation from the Company or from purchasers in the form of underwriting discounts, concessions or commissions. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or from purchasers.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts, concessions and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. Any such contracts will be subject to the condition that the purchase by an institution of the Offered Securities covered by its contracts shall not at the time of delivery be prohibited under the law of any jurisdiction in the United States to which such institution is subject and, if a portion of the Offered Securities is being sold to underwriters, may be subject to the condition that the Company shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

     Unless otherwise specified in the related Prospectus Supplement, each series of Offered Securities will be a new issue with no established trading market, other than shares of Common Stock, which are listed on the Nasdaq National Market. Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on the Nasdaq National Market. The Company may elect to list any other series of Offered Securities on an exchange, but is not obligated to do so. Any underwriters to whom Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Offered Securities.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business.

     The specific terms and manner of sale of the Offered Securities will be set forth or summarized in the applicable Prospectus Supplement.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Offered Securities offered by the Company will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts. Jas. Murray Howe, Secretary of Iron Mountain, is of counsel to Sullivan & Worcester LLP and beneficially owns 3,855 shares of common stock.

                                     EXPERTS

     The consolidated financial statements and schedule of Iron Mountain Incorporated and its subsidiaries for the three years ended December 31, 1996, included in Iron Mountain's Annual Report on Form 10-K, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of Nashville Vault Company, Ltd. for the year ended December 31, 1995, included in Iron Mountain's Registration Statement on Form S-4 (file No. 333-24635, effective date May 14, 1997), have been audited by Geo. S. Olive & Co. LLC, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of International Record Storage and Retrieval Services, Inc. for the year ended December 31, 1995, included in Iron Mountain's Registration Statement on Form S-4 (file No. 333-24635, effective date May 14,
1997), have been audited by Rothstein, Kass & Company, P.C., independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Mohawk Business Record Storage, Inc. for the year ended December 31, 1995, included in Iron Mountain's Registration Statement on Form S-4 (file No. 333-24635, effective date May 14, 1997), have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Security Archives of Minnesota for the year ended December 31, 1996, included in Iron Mountain's Current Report on Form 8-K dated October 30, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Wellington Financial Services, Inc. for the year ended December 31, 1996, included in Iron Mountain's Current Report on Form 8-K dated October 30, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Allegiance Business Archives, Ltd. for the year ended December 31, 1996, included in Iron Mountain's Current Report on Form 8-K dated November 25, 1997, have been audited by Stout, Causey & Horning, P.A., independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements and schedule of Safesite Records Management Corporation for the three years ended December 31, 1996, included in Iron Mountain's Registration Statement on Form S-4 (file no. 333-24635, effective date May 14, 1997), have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of Concorde Group, Inc. and Neil Trucker Trust for the year ended December 31, 1996, included in Iron Mountain's Current Report on Form 8-K dated October 30, 1997, have been audited by Fisher, Schacht & Oliver LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Data Securities International, Inc. for the year ended December 31, 1996, included in Iron Mountain's Current Report on Form 8-K dated October 30, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Records Retention/FileSafe, LP for the two years ended December 31, 1996, included in Iron Mountain's Current Report on Form 8-K dated November 25, 1997, have been audited by Abbott Stringham & Lynch, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of HIMSCORP, Inc. and Subsidiaries for the period February 1, 1995 to December 31, 1995 and for the year ended December 31, 1996, appearing in Iron Mountain's Current Reports on Form 8-K dated October 30, 1997 and November 25, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Arcus Technology Services, Inc. (Successor Company) for the year ended December 31, 1996 and the five months ended December 31, 1995 and the consolidated financial statements of Arcus, Inc. (Predecessor Company) for the seven months ended July 31, 1995 and the year ended December 31, 1994, appearing in Iron Mountain's Current Reports on Form 8-K dated October 30, 1997 and November 25, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein, and are incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Arcus Group, Inc. for the two years in the period ended December 31, 1996, appearing in Iron Mountain's Current Reports on Form 8-K dated October 30, 1997 and November 25, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereof included therein, and are incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Arcus Group, Inc. for the year ended December 31, 1994, included in Iron Mountain's Current Report on Form 8-K dated November 25, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the Offered Securities registered hereby, other than underwriting discounts and commissions.


Registration Fee Under Securities Act                        $103,250
Blue Sky Fees and Expenses                                     10,000
Legal Fees and Expenses                                       260,000
Accounting Fees and Expenses                                  300,000
Printing and Engraving                                        100,000
Rating Agencies Fees                                           52,500
Miscellaneous Fees and Expenses                               174,250
                                                          -----------
   Total:                                                  $1,000,000


Item 15. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a Director, officer, employee or agent of Iron Mountain may and, in certain cases, must be indemnified by Iron Mountain against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Iron Mountain. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the Director, officer, employee or agent is liable to Iron Mountain, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

     Article Sixth of Iron Mountain's Restated Certificate of Incorporation provides that Iron Mountain shall indemnify each person who is or was an officer or Director of Iron Mountain to the fullest extent permitted by Section 145 of the DGCL.

     Article Seventh of Iron Mountain's Restated Certificate of Incorporation states that no Director of Iron Mountain shall be liable to Iron Mountain or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect when such breach occurred.

     Reference is made to the Underwriting Agreements (Exhibits 1.1 through 1.5 hereto) which may contain certain provisions for indemnification by the Underwriters of the Company, Directors, officers and controlling persons under certain circumstances.

Item 16. Exhibits

     Certain exhibits indicated below are incorporated by reference to documents of Iron Mountain on file with the Securities and Exchange Commission. Exhibit numbers in parentheses refer to the exhibit numbers in the applicable filing.

1.1      Form of Underwriting Agreement (for Debt Securities)*
1.2      Form of Underwriting Agreement (for Preferred Stock)*
1.3      Form of Underwriting Agreement (for Depositary Shares)*
1.4      Form of Underwriting Agreement (for Common Stock)*
1.5      Form of Underwriting Agreement (for Warrants)*
3.1      Amended and Restated Certificate of Incorporation of Iron Mountain,  as
         amended
3.2      Amended and Restated By-Laws of Iron Mountain
4.1      Form of Senior Indenture
4.2      Form of Subordinated Indenture
4.3      Form of Senior Debt Security*
4.4      Form of Subordinated Debt Security*
4.5      Form of Certificate of Designation for the Preferred Stock*
4.6 Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares*
4.7      Form of Preferred Stock Certificate*
4.8      Form of Debt Warrant Agreement, including form of Debt Warrant*
4.9 Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant*
4.10 Form of Common Stock Warrant Agreement, including form of Common Stock Warrant*
5        Opinion of Sullivan & Worcester LLP
8        Opinion of Sullivan & Worcester LLP re: tax matters*
12       Statement Regarding  Computation of Ratios of Earnings to Fixed Charges
         (12)1
23.1 Consent of Ernst & Young LLP (Arcus Group, Inc. and Arcus Technology Services, Inc.)
23.2     Consent of Arthur Andersen LLP (Arcus Group, Inc.)
23.3     Consent of Ernst & Young LLP (HIMSCORP, Inc. and Subsidiaries)
23.4     Consent of Stout, Causey & Horning, P.A. (Allegiance Business Archives,
         Ltd.)
23.5     Consent of Abbott, Stringham & Lynch (Records Retention/FileSafe)
23.6 Consent of Arthur Andersen LLP (Security Archives of Minnesota, Wellington Financial Services, Inc. and Data Securities International, Inc.)
23.7 Consent of Fisher, Schact & Oliver, LLP (Concorde Group, Inc. and Neil Tucker Trust)
23.8 Consent of Arthur Andersen LLP (Safesite Records Management Corporation and Mohawk Business Record Storage, Inc.)
23.9     Consent of Geo. S. Olive & Co. LLC (Nashville Vault Company, Ltd.)
23.10 Consent of Rothstein, Kass & Company, P.C (International Record Storage and Retrieval Service, Inc.)
23.11    Consent of Arthur Andersen LLP (Iron Mountain Incorporated)
23.12    Consent  of  Sullivan &  Worcester  LLP.  Contained  in Exhibit 5 filed herewith
24       Powers  of  Attorney   (contained   on  Pages  II-5  and  II-8  of  the
         Registration Statement)
25       Statement of Eligibility of Trustee on Form T-1*
27       Financial Data Schedule (27)2

-------------
* To be filed by amendment or incorporated by reference in connection with the offering of Offered Securities, as appropriate.

1 Filed as an Exhibit to Iron Mountain's Registration Statement No. 333-41715 filed with the Securities and Exchange Commission on December 8, 1997.
2 Filed as an Exhibit to Iron Mountain's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the Securities and Exchange Commission, File No. 0-27584.

Item 17. Undertakings

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of 17 C.F.R.) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under
         Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

(d)      The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

         (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of each Indenture Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Iron Mountain Incorporated has duly caused this registration statement to be signed on its behalf by the undersigned, threunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on January 13, 1998.

                               IRON MOUNTAIN INCORPORATED



                               By: /s/ C. Richard Reese
                                   Name:  C. Richard Reese
                                   Title:    Chairman of the Board of Directors
                                            and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below on January 13, 1998 by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and Directors of Iron Mountain Incorporated hereby severally constitutes and appoints C. Richard Reese, David S. Wendell and John F. Kenny, Jr., and each of them, to sign for him, and in his name in the capacity indicated below, such Registration Statement for the purpose of registering such securities under the Securities Act, and any and all amendments thereto, including without limitation any registration statement or post-effective amendment thereof filed under and meeting the requirements of rule 462(b) under the Securities act, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such Registration Statement and any and all amendments thereto.


Signature                                             Title                                     Date


 /s/ C.Richard Reese                                  Chairman of the Board of Directors        January 13, 1998
C. Richard Reese                                      and Chief Executive Officer


 /s/ David S. Wendell                                 President, Chief Operating Officer        January 13, 1998
David S. Wendell                                      and Director


 /s/ John F. Kenny, Jr.                               Executive Vice President and Chief        January 13, 1998
John F. Kenny, Jr.                                    Financial Officer


 /s/ Eugene B. Doggett                                Executive Vice President and Director     January 13, 1998
Eugene B. Doggett


 /s/ Constantin R. Boden                              Director                                  January 13, 1998
Constantin R. Boden


 /s/ Arthur D. Little                                 Director                                  January 13, 1998
Arthur D. Little


                                      II-5







 /s/ Vincent J. Ryan                                  Director                                  January 13, 1998
Vincent J. Ryan


 /s/ B. Thomas Golisano                               Director                                  January 13, 1998
B. Thomas Golisano


 /s/ Kent P. Dauten                                   Director                                  January 13, 1998
Kent P. Dauten



 /s/ Clarke H. Bailey                                 Director                                  January 13, 1998
Clarke H. Bailey



 /s/ Jean A. Bua                                      Vice President and Corporate              January 13, 1998
Jean A. Bua                                           Controller

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, Iron Mountain Records Management, Inc., Iron Mountain/Safesite, Inc., Data Securities International, Inc., IM-3 Acquisition Corp., Metro Business Archives, Inc., Criterion Atlantic Property, Inc., Iron Mountain/Critical Files, Inc., Hollywood Property, Inc., IM San Diego, Inc., Iron Mountain Consulting Services, Inc., Iron Mountain Data Protection Services, Inc., Iron Mountain Records Management of Maryland, Inc., Iron Mountain Records Management of Ohio, Inc., Inc., Iron Mountain Records Management of Missouri, LLC, Iron Mountain Records Management of Boston, Inc., Iron Mountain Records Management of Florida, Inc., Iron Mountain Records Management of Michigan, Inc., Iron Mountain Records Management of the Northwest, Inc., IM Earhart, Inc., IM Billerica, Inc., Iron Mountain Records Management of San Antonio, Inc., Iron Mountain Records Management of San Antonio - FP, Inc., IM-AEI Acquisition Corp., Archives Express, Inc., HIMSCORP of Philadelphia, Inc., RecordKeepers, Inc., HIMSCORP of Pittsburgh, Inc., HIMSCORP of Cleveland, Inc., HIMSCORP of New Orleans, Inc., HIMSCORP of Portland, Inc., HIMSCORP of San Diego, Inc., HIMSCORP of Detroit, Inc., HIMSCORP of Los Angeles, Inc., HIMSCORP of Houston, Inc., Copyright, Inc., Record Masters Network Corp., Arcus, Inc., Arcus Data Security, Inc., Towler Data Services, Inc., Arcus Staffing Resources, Inc., Wolf Advisory International, Inc., Wolf Advisory International, Ltd., and TPI Holdings, Corp. have each duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on January 13, 1998


IRON MOUNTAIN RECORDS MANAGEMENT,             IRON MOUNTAIN RECORDS MANAGEMENT
  INC.                                          OF THE NORTHWEST, INC.
IRON MOUNTAIN/SAFESITE, INC.                  IM EARHART, INC.
DATA SECURITIES INTERNATIONAL, INC.           IM BILLERICA, INC.
IM-3 ACQUISITION CORP.                        IRON MOUNTAIN RECORDS MANAGEMENT
METRO BUSINESS ARCHIVES, INC.                   OF SAN ANTONIO, INC.
CRITERION ATLANTIC PROPERTY, INC.             IRON MOUNTAIN RECORDS MANAGEMENT
IRON MOUNTAIN/CRITICAL FILES, INC.              OF SAN ANTONIO - FP, INC.
HOLLYWOOD PROPERTY, INC.                      IM-AEI ACQUISITION CORP.
IM SAN DIEGO, INC.                            ARCHIVES EXPRESS, INCORPORATED
IRON MOUNTAIN CONSULTING SERVICES,            HIMSCORP OF PHILADELPHIA, INC.
  INC.                                        RECORDKEEPERS, INC.
IRON MOUNTAIN DATA PROTECTION                 HIMSCORP OF PITTSBURGH, INC.
  SERVICES, INC.                              HIMSCORP OF CLEVELAND, INC.
IRON MOUNTAIN RECORDS MANAGEMENT              HIMSCORP OF NEW ORLEANS, INC.
  OF MARYLAND, INC.                           HIMSCORP OF PORTLAND, INC.
IRON MOUNTAIN RECORDS MANAGEMENT              HIMSCORP OF SAN DIEGO, INC.
  OF OHIO, INC.                               HIMSCORP OF DETROIT, INC.
IRON MOUNTAIN RECORDS MANAGEMENT              HIMSCORP OF LOS ANGELES, INC.
  OF BOSTON, INC.                             HIMSCORP OF HOUSTON, INC.
IRON MOUNTAIN RECORDS MANAGEMENT              COPYRIGHT, INC.
  OF FLORIDA, INC.                            RECORD MASTERS NETWORK CORP.
IRON MOUNTAIN RECORDS MANAGEMENT              ARCUS STAFFING RESOURCES, INC.
  OF MICHIGAN, INC.                           WOLF ADVISORY INTERNATIONAL, INC.
ARCUS, INC.                                   WOLF ADVISORY INTERNATIONAL, LTD.
ARCUS DATA SECURITY, INC.                     TPI HOLDINGS, CORP.
TOWLER DATA SERVICES, INC.

                                              By:  /s/ C. Richard Reese
                                                   Name:  C. Richard Reese
                                                   Title: Chairman of the Board
                                                          of Directors and Chief
                                                          Executive Officer

                                              IRON MOUNTAIN RECORDS MANAGEMENT
                                              OF MISSOURI, LLC

                                              By:  Iron Mountain Records
                                                   Management, Inc.
                                                    Its Manager

                                              By:  /s/ C. Richard Reese
                                                   Name:  C. Richard Reese
                                                   Title: Chairman of the Board
                                                          of Directors and Chief
                                                          Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below on January 13, 1998 by the following persons in the capacities and on the dates indicated; and each of the undersigned officers or Directors or Managers of Iron Mountain Records Management, Inc., Iron Mountain/Safesite, Inc., Data Securities International, Inc., IM-3 Acquisition Corp., Metro Business Archives, Inc., Criterion Atlantic Property, Inc., Iron Mountain/Critical Files, Inc., Hollywood Property, Inc., IM San Diego, Inc., Iron Mountain Consulting Services, Inc., Iron Mountain Data Protection Services, Inc., Iron Mountain Records Management of Maryland, Inc., Iron Mountain Records Management of Ohio, Inc., Iron Mountain Records Management of Missouri, LLC, Iron Mountain Records Management of Boston, Inc., Iron Mountain Records Management of Florida, Inc., Iron Mountain Records Management of Michigan, Inc., Iron Mountain Records Management of the Northwest, Inc., IM Earhart, Inc., IM Billerica, Inc., Iron Mountain Records Management of San Antonio, Inc., Iron Mountain Records Management of San Antonio - FP, Inc., IM-AEI Acquisition Corp., Archives Express, Inc., HIMSCORP of Philadelphia, Inc., RecordKeepers, Inc., HIMSCORP of Pittsburgh, Inc., HIMSCORP of Cleveland, Inc., HIMSCORP of New Orleans, Inc., HIMSCORP of Portland, Inc., HIMSCORP of San Diego, Inc., HIMSCORP of Detroit, Inc., HIMSCORP of Los Angeles, Inc., HIMSCORP of Houston, Inc., Copyright, Inc., Record Masters Network Corp., Arcus, Inc., Arcus Data Security, Inc., Towler Data Services, Inc., Arcus Staffing Resources, Inc., Wolf Advisory International, Inc., Wolf Advisory International, Ltd., and TPI Holdings, Corp. hereby severally constitutes and appoints C. Richard Reese, David S. Wendell and John F. Kenny, Jr., and each of them, to sign for him, and in his name in the capacity indicated below, such Registration Statement for the purpose of registering such securities under the Securities Act, and any and all amendments thereto, including without limitation any registration statement or post-effective amendment thereof filed under and meeting the requirements of Rule 462(b) under the Securities Act, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such Registration Statement and any and all amendments thereto.


Signature                                      Title                                Date


 /s/ C. Richard Reese                          Chairman of the Board of             January 13, 1998
C. Richard Reese                               Directors
                                               and Chief Executive Officer


 /s/ John F. Kenny, Jr.                        Executive Vice President and         January 13, 1998
John F. Kenny, Jr.                             Chief Financial Officer



 /s/ Jean Bua                                  Vice President and Corporate         January 13, 1998
Jean Bua                                       Controller



                                      II-8




Iron Mountain Records Management,              Manager of Iron Mountain             January 13, 1998
Inc.                                           Records Management of
                                               Missouri, LLC
By: /s/ C. Richard Reese
Name:  C. Richard Reese
Title:   Chairman of the Board
          of Directors and
          Chief Executive Officer



                                      II-9